UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 8, 2011

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Incentive Payments

On April 8, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of MainSource Financial Group, Inc. (the “Company”) awarded bonuses to certain named executive officers pursuant to the Company’s annual performance-based incentive bonus plan.  The bonus plan contemplates the payment of bonuses in an equal amount of cash and stock options.  However, because the Company is a participant in the U.S. Treasury’s Capital Purchase Program (“CPP”), the Company is prohibited from paying or accruing cash bonuses or options to at least the five most highly compensated employees except for payments of long-term restricted stock or restricted stock units.  Any long-term restricted stock or restricted stock units must be subject to prescribed vesting and transfer criteria included in the CPP rules and have a value of no more than one-third of the employee’s total compensation.  Accordingly, the Committee voted to award each executive officer’s bonus in long-term restricted stock in compliance with the CPP rules.

The bonuses to be paid to the Company’s Chief Executive Officer, Chief Financial Officer and the other “Named Executive Officers” are as follows:

Name and Title	No. of Shares of Restricted Stock
Archie M. Brown, Jr. President and Chief Executive Officer	17,383

James M. Anderson Chief Financial Officer	8,678

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	10,737

William J. Goodwin Chief Credit Officer	9,446

Each restricted stock award will be evidenced by an award agreement between the executive and the Company which will include the following terms:

•                  the grantee will become vested in 80% of the award on the second anniversary of the grant date and 20% of the award on the third anniversary of the grant date;

•                  the Compensation Committee of the Board will have the right, in its sole discretion, to cancel 60% of the award during the first year following the grant date, 40% of the award during the second year following the grant date, and

20% of the award during the third year following the grant date, if it determines that the Company suffered a material negative impact in one of those years as a result of a decision or event that occurred during the year in which the bonus was earned;

•                  the restricted shares, to the extent vested, will not become transferable until such time as the U.S. Treasury no longer holds shares of preferred stock of the Company, provided that 25% of the restricted shares will become transferable as each 25% of the preferred stock is repurchased by the Company, and provided, further, that the grantee will be permitted to sell the shares if necessary to pay any tax liability resulting from the vesting of the shares.

All other compensation for the named executive officers for the year ended December 31, 2010 was previously reported by the Company in the Summary Compensation Table on page 29 of the Proxy Statement for the Annual Shareholders Meeting of the Company to be held on April 27, 2011, filed with the Securities and Exchange Commission on March 24, 2011 (the “Proxy Statement”).  As of the filing of the Proxy Statement, bonuses for the named executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Proxy Statement.  Pursuant to Item 5.02(f) of Form 8-K, the bonus awards for the named executive officers for the year ended December 31, 2010 are set forth below together with the other compensation previously reported, and the new total compensation amount.  One named executive officer did not receive a bonus for the year ended December 31, 2010 and, accordingly, the compensation previously reported in the Proxy Statement for that named executive officers remains unchanged.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)		Total ($) (i)
Archie M. Brown, Jr.(1)	2010	$320,386	—	$168,267	—	—	$16,158	(4)	$504,811
President and Chief Executive	2009	$317,237	—	—	$9,450	—	$3,721		$330,408
Officer	2008	$109,038	—	—	$93,235	—	$1,027		$203,300

James M. Anderson	2010	$182,694	—	$84,003	—	—	$18,444	(5)	$285,141
Chief Financial Officer	2009	$183,068	—	—	$5,400	—	$16,470	(5)	$204,938
	2008	$174,592	—	—	—	—	$22,516	(5)	$197,108

Daryl R. Tressler	2010	$228,848	—	$103,934	—	—	$22,301	(6)	$355,082
Chief Banking Officer	2009	$228,966	—	—	$6,750	—	$20,229	(6)	$255,945
	2008	$225,887	—	—	—	—	$26,373	(6)	$252,260

William J. Goodwin (1)	2010	$197,594	—	$91,437	—	—	$9,177		$298,207
Chief Credit Officer	2009	$142,500	—	—	$16,000	—	$5,582		$164,082

(1)                                  No cash merit increases were awarded to the named executive officers for 2010.  The increase or decrease in the amount of base salary for 2010 over 2009 is the result of the variation in the number of pay periods occurring in 2009 and 2010.  Additionally, for Mr. Brown, who joined the Company in August 2009, and Mr. Goodwin, who joined the Company in March 2009, the amount for those years reflects only a partial year of employment.

(2)                                  Each officer was awarded a number of shares of restricted stock.  The value of the awards was determined by multiplying the award amount by the closing price of a share of Company common stock on the grant date, April 8, 2011 ($9.68).  The restricted stock awards vest as follows:  80% on the second anniversary of the date of grant, and 20% on the third anniversary of the date of grant.

(3)                                  The amounts listed in column (f) reflect the full grant date fair values in accordance with FASB ASC topic 718. Amounts for 2008 have been recomputed under the same methodology in accordance with SEC rules. Refer to Note 23, “Stock Option Plans,” in the Notes to Consolidated Financial Statements included in the annual report on Form 10-K for the year ended December 31, 2010, for the relevant assumptions used to determine the valuation of our option awards.

(4)                                  Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), and (b) the matching contribution made by the Company to the 401(k) Plan.

(5)                                  Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) Plan, (c) a 3% profit sharing contribution made by the Company to the 401(k) Plan during 2008, and (d) the cost of a country club membership.

(6)                                  Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) Plan, (c) a 3% profit sharing contribution made by the Company to the 401(k) Plan during 2008, and (d) the cost of a country club membership.

2011 Executive Compensation

Additionally, on April 8, 2011, the Board of Directors of the Company approved the compensation of the named executive officers for 2011, which includes increases to base salary,

a new Short-Term Incentive Compensation Plan that will replace the Company’s current executive bonus plan and be effective once the U.S. Treasury no longer holds any Series A Preferred Stock of the Company pursuant to the CPP, and a new Long Term Incentive Compensation Plan effective immediately.  The following is a summary of the terms of the 2011 compensation plan for the named executive officers:

1.  Base Salary.  The base salary (effective as of April 8, 2011) for the Company’s Chief Executive Officer, Chief Financial Officer, and the other “Named Executive Officers”, is set forth below.

Name and Title	2011 Base Salary
Archie M. Brown, Jr. President and Chief Executive Officer	$370,000

James M. Anderson Chief Financial Officer	$220,000

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$235,000

William J. Goodwin Chief Credit Officer	$220,000

2.  Short Term Incentive Compensation.  The Board, upon the recommendation of the Compensation Committee, approved the framework for a Short Term Incentive Plan (“STIP”) which will be effective upon the Company’s repayment of CPP funds to the U.S. Treasury.  Under the STIP, each of the executives will be eligible to receive cash payouts when the Company’s weighted average performance as compared to its peer group exceeds certain thresholds.  The peer group will be determined at the time the STIP becomes effective and will be revisited annually thereafter.  The weighted average performance will be determined based on the following measures:

•	earnings per share growth:	20%
•	ROA:	30%
•	net revenue growth:	20%
•	non-performing assets/total assets:	20%

Additionally, the Committee can include one additional objective measure for each individual which will be given 10% weight.

The STIP will begin payout once the weighted average performance (“WAP”) versus the peer group exceeds the 25th percentile (thus, no payout will occur if the WAP is equal to or below the 25th percentile).  Each executive’s target payout will be achieved once the weighted average performance exceeds the 50th percentile, and the maximum payout will be achieved once

the weighted average performance exceeds the 75th percentile.   Thus, the payouts will be as follows:

WAP	Payout
0-25th percentile	none
greater than the 25th percentile	50% of target
greater than the 50th percentile	100% of target
greater than the 75th percentile	150% of target

For WAP at levels in between the 25th and 75th percentile, the payout percentage will be interpolated. For example a WAP equal to the 60th percentile would equate to a payout of 120% of target. Each named executive officer’s target level is equal to a percentage of his or her base salary, as set forth below:

Name and Title	Target
Archie M. Brown, Jr. President and Chief Executive Officer	45% of base salary

James M. Anderson Chief Financial Officer	30% of base salary

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	35% of base salary

William J. Goodwin Chief Credit Officer	30% of base salary

The STIP will include a deferral feature, by which two-thirds of the cash will be paid immediately and the remaining one-third will be paid one year later.  The STIP will also be subject to any claw-back language required by federal laws or regulations, including those required under Sarbanes-Oxley and Dodd-Frank.

3.  Long Term Incentive Compensation.  The Board, upon the recommendation of the Committee, approved a long term incentive compensation plan (“LTIP”) to be effective in 2011, with the first grant to occur in the second quarter of 2012.  Pursuant to the LTIP, certain executive officers, including each of the named executive officers, will be granted long-term stock-based compensation.  The value of the long-term compensation will be equal to a percentage of each executive’s base salary, determined as of the date of grant based upon the closing price of the Company’s stock on that date.

The compensation will be a combination of stock options (25%) and restricted stock (75%).  Stock options will vest in a graded manner over four years, while restricted stock will have a three year cliff vesting.  Because participants in the CPP, including the Company, are prohibited from granting options to at least the five most highly compensated employees, in lieu of options, the Company will grant long-term restricted stock to such employees until it is no longer subject to the CPP rules.  The long-term restricted stock will be subject to prescribed vesting and transfer criteria included in the CPP rules and have a value of no more than one-third of the employee’s total compensation.

As noted above, during the time that the Company remains a participant in the CPP, the Company’s short-term incentive compensation plan will not be effective and executive officers will not receive any cash or restricted stock bonuses based upon the performance of the Company. Accordingly, the percentage of each employee’s salary to be paid in long-term restricted stock during such period will be higher.  Once the Company’s STIP plan becomes effective those percentages will decrease.  The applicable percentages of each executive’s salary are as follows:

Name and Title	LTIP Payout (during CPP)	LTIP Payout (following CPP)
Archie M. Brown, Jr. President and Chief Executive Officer	50% of base salary	40% of base salary

James M. Anderson Chief Financial Officer	35% of base salary	25% of base salary

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	40% of base salary	30% of base salary

William J. Goodwin Chief Credit Officer	35% of base salary	25% of base salary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011

MAINSOURCE FINANCIAL GROUP, INC.

	By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer